Exhibit 10.10

FENDER MUSICAL INSTRUMENTS CORPORATION

STOCK OPTION AGREEMENT

RECITALS

A. The Board has adopted the Plan for the purpose of retaining the services of selected Employees, non-employee members of the Board or the board of directors of any Subsidiary and consultants and other independent advisors in the service of the Corporation (or any Subsidiary).

B. Optionee is to render valuable services to the Corporation (or a Subsidiary), and this Agreement is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Corporation’s grant of an Option to Optionee.

C. All capitalized terms in this Agreement shall have the meaning assigned to them in the attached Appendix.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Option. The Corporation hereby grants to Optionee, as of the Grant Date, an option to purchase up to the number of Option Shares specified in the Grant Notice. The Option Shares shall be purchasable from time to time during the Option Term specified in Paragraph 2 at the Exercise Price.

2. Option Term. This Option shall have a term of twenty (20) years measured from the Grant Date and shall accordingly expire at the close of business on the Expiration Date, unless sooner terminated in accordance with Paragraph 5 or 6 of this Agreement.

3. Limited Transferability. During Optionee’s lifetime, this Option shall be exercisable only by Optionee and shall not be assignable or transferable other than by will or by the laws of inheritance following Optionee’s death.

4. Dates of Exercise. This Option shall become exercisable for the Option Shares in one or more installments as specified in the Grant Notice. If this Option becomes exercisable for such installments, those installments shall accumulate, and this Option shall remain exercisable for the accumulated installments until the Expiration Date or earlier termination of the Option Term under Paragraph 5 or 6 of this Agreement.

5. Cessation of Service. The Option Term specified in Paragraph 2 of this Agreement shall terminate (and this Option shall cease to be outstanding) prior to the Expiration Date should any of the following provisions become applicable:

(a) Should Optionee’s Service be terminated for Misconduct or should Optionee otherwise engage in Misconduct while this Option is outstanding, then this Option shall terminate immediately and cease to remain outstanding.

6. Corporate-Level Change in Control.

(a) In the event of any Corporate-Level Change in Control, the Option Shares at the time subject to this Option but not otherwise vested shall automatically vest in full so that this Option shall, immediately prior to the effective date of such Corporate-Level Change in Control, become exercisable for all the Option Shares as fully-vested shares and may be exercised for any or all of those Option Shares as fully-vested shares. However, the Option Shares shall not vest on such an accelerated basis if and to the extent: (i) this Option is assumed by the successor corporation (or parent thereof) in the Corporate-Level Change in Control or otherwise continued in full force and effect and any repurchase rights of the Corporation with respect to the unvested Option Shares are concurrently assigned to such successor corporation (or parent thereof) or otherwise continued in full force and effect or (ii) this Option is to be replaced with a cash incentive program which preserves the spread existing on the unvested Option Shares at the time of the Corporate-Level Change in Control and provides for subsequent payout in accordance with the same Vesting Schedule applicable to the unvested Option Shares as set forth in the Grant Notice.

(b) Immediately following the consummation of the Corporate-Level Change in Control, this Option shall terminate and cease to be outstanding, except to the extent assumed by the successor corporation (or parent thereof) or otherwise continued in full force and effect pursuant to the express terms of the Corporate-Level Change in Control transaction.

7. Additional Change in Control Provisions.

(a) If this Option is assumed in connection with a Corporate-Level Change in Control or otherwise continued in full force and effect, then this Option shall be appropriately adjusted, immediately after such transaction, to apply to the number and class of securities which would have been issuable to Optionee in consummation of such Corporate-Level Change in Control, had this Option been exercised immediately prior to such transaction. Appropriate adjustments shall also be made to the exercise price provided the aggregate exercise price shall remain the same.

(b) This Agreement shall not in any way affect the right of the Corporation to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

8. Adjustment in Option Shares. Should any change be made to the Common Stock by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the outstanding Common Stock as a class without the Corporation’s receipt of consideration, appropriate adjustments shall be made to (i) the total number and/or class of securities subject to this Option and (ii) the Exercise Price in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

9. Stockholder Rights. The holder of this Option shall not have any stockholder rights with respect to the Option Shares until such person shall have exercised this Option, paid the Exercise Price and become the record holder of the purchased shares.

10. Manner of Exercising Option.

(a) In order to exercise this Option with respect to all or any part of the Option Shares for which this Option is at the time exercisable, Optionee (or any other person or persons exercising this Option) must take the following actions:

(i) Execute and deliver to the Corporation a Purchase Agreement for the Option Shares for which this Option is exercised.

(ii) If not previously executed and delivered by the Optionee, execute and deliver to the Corporation a counterpart signature page to the Corporation’s Third Amended and Restated Stockholders Agreement, a copy of which will be provided to the Optionee for review a reasonable period of time prior to the exercise of this Option.

(iii) Pay the aggregate Exercise Price for the purchased shares in one or more of the following forms:

(A) cash or check made payable to the Corporation; or Should the Common Stock be registered under Section 12 of the 1934 Act at the time this Option is exercised, then the Exercise Price may also be paid as follows:

(B) in Shares of Common Stock held by Optionee (or any other person or persons exercising this Option) for the requisite period necessary to avoid a charge to the Corporation’s earnings for financial reporting purposes and valued at Fair Market Value on the Exercise Date (in general, if the Participant utilizes this provision to pay the Exercise Price, the Shares surrendered must have been owned by the Participant for at least six (6) months following the later of exercise or vesting, if such Shares were not acquired by the Participant on the open market); or

(C) to the extent this Option is exercised for vested Option Shares, through a special sale and remittance procedure pursuant to which Optionee (or any other person or persons exercising this Option) shall concurrently provide irrevocable instructions (a) to a Corporation-designated brokerage firm to effect the immediate sale of the purchased Shares in the open market and remit to the Corporation, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate Exercise Price payable for the purchased Shares plus all applicable Federal, state and local income and employment taxes required to be withheld by the Corporation by reason of such exercise and (b) to the Corporation to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale; provided, that the number of purchased Shares which the Optionee directs the brokerage firm to sell, shall in no event exceed the number of Shares necessary to cover the Exercise Price plus required tax withholding.

Except to the extent the sale and remittance procedure is utilized in connection with the exercise of this Option, payment of the Exercise Price must accompany the Purchase Agreement delivered to the Corporation in connection with the exercise of this Option.

(iv) Furnish to the Corporation appropriate documentation that the person or persons exercising this Option (if other than Optionee) have the right to exercise this Option.

(v) Execute and deliver to the Corporation such written representations as may be requested by the Corporation in order for it to comply with the applicable requirements of Federal and state securities laws.

(vi) Make appropriate arrangements with the Corporation (or the Subsidiary employing or retaining Optionee) for the satisfaction of all Federal, state and local income and employment tax withholding requirements applicable to the exercise of this Option.

(b) As soon as practical after the Exercise Date, the Corporation shall issue to or on behalf of Optionee (or any other person or persons exercising this Option) a certificate for the purchased Option Shares, with the appropriate legends affixed thereto.

(c) In no event may this Option be exercised for any fractional shares.

11. REPURCHASE RIGHTS. ALL OPTION SHARES ACQUIRED UPON THE EXERCISE OF THIS OPTION SHALL BE SUBJECT TO CERTAIN RIGHTS OF THE CORPORATION AND ITS ASSIGNS TO REPURCHASE THOSE SHARES IN ACCORDANCE WITH THE TERMS SPECIFIED IN THE PURCHASE AGREEMENT.

12. Compliance with Laws and Regulations.

(a) The exercise of this Option and the issuance of the Option Shares upon such exercise shall be subject to compliance by the Corporation and

Optionee with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock may be listed for trading at the time of such exercise and issuance.

(b) The inability of the Corporation to obtain approval from any regulatory body having authority deemed by the Corporation to be necessary to the lawful issuance and sale of any Common Stock pursuant to this Option shall relieve the Corporation of any liability with respect to the non-issuance or sale of the Common Stock as to which such approval shall not have been obtained. The Corporation, however, shall use its best efforts to obtain all such approvals.

13. Successors and Assigns. Except to the extent otherwise provided in Paragraphs 3 and 6 of this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Corporation and its successors and assigns and Optionee, Optionee’s assigns and the legal representatives, heirs and legatees of Optionee’s estate.

14. Notices. Any notice required to be given or delivered to the Corporation under the terms of this Agreement shall be in writing and addressed to the Corporation at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated below Optionee’s signature line on the Grant Notice. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

15. Construction. This Agreement and the Option evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in this Option.

16. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Delaware without resort to that State’s conflict-of-laws rules.

17. Stockholder Approval. If the Option Shares covered by this Agreement exceed, as of the Grant Date, the number of shares of Common Stock which may be issued under the Plan as last approved by the stockholders, then this Option shall be void with respect to such excess shares, unless stockholder approval of an amendment sufficiently increasing the number of shares of Common Stock issuable under the Plan is obtained in accordance with the provisions of the Plan.

APPENDIX

The following definitions shall be in effect under this Agreement:

A. Agreement shall mean this Stock Option Agreement.

B. Board shall mean the Corporation’s Board of Directors.

C. Code shall mean the Internal Revenue Code of 1986, as amended.

D. Common Stock shall mean the Corporation’s common stock.

E. Corporate-Level Change in Control shall mean any of the following transactions involving a change in control or ownership of the Corporation:

(i) a stockholder-approved merger or consolidation in which securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities are transferred to a person or persons different from the persons holding those securities immediately prior to such transaction, or

(ii) a stockholder-approved sale, transfer or other disposition of all or substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation, or

(iii) the acquisition, directly or indirectly, by any person or related group of persons (other than the Corporation or a person that directly or indirectly controls, is controlled by, or is under common control with, the Corporation) of beneficial ownership (within the meaning of Rule I 3d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Corporation’s outstanding securities pursuant to a tender or exchange offer made directly to the Corporation’s stockholders.

F.Corporation shall mean Fender Musical Instruments Corporation, a Delaware corporation, and any successor corporation to all or substantially all of the assets or voting stock of Fender Musical Instruments Corporation which shall by appropriate action adopt the Plan.

G. Disability shall mean the inability of Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment and shall be determined by the Plan

Administrator on the basis of such medical evidence as the Plan Administrator deems warranted under the circumstances. Disability shall be deemed to constitute Permanent Disability in the event that such Disability is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

H. Employee shall mean an individual who is in the employ of the Corporation (or any Subsidiary), subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance.

I. Exercise Date shall mean the date on which this Option shall have been exercised in accordance with Paragraph 10 of this Agreement.

J. Exercise Price shall mean the exercise price payable per Option Share as specified in the Grant Notice.

K. Expiration Date shall mean the date on which this Option expires as specified in the Grant Notice.

L. Fair Market Value per share of Common Stock on any relevant date shall be determined in accordance with the following provisions:

(i) If the Common Stock is at the time traded on the Nasdaq National Market, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question, as the price is reported by the National Association of Securities Dealers on the Nasdaq National Market. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(ii) If the Common Stock is at the time listed on any Stock Exchange, then the Fair Market Value shall be the closing selling price per share of Common Stock on the date in question on the Stock Exchange determined by the Plan Administrator to be the primary market for the Common Stock, as such price is officially quoted in the composite tape of transactions on such exchange. If there is no closing selling price for the Common Stock on the date in question, then the Fair Market Value shall be the closing selling price on the last preceding date for which such quotation exists.

(iii) If the Common Stock is at the time neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Plan Administrator after taking into account such factors as the Plan Administrator shall deem appropriate.

M. Grant Date shall mean the date of grant of the Option as specified in the Grant Notice.

N. Grant Notice shall mean the Notice of Grant of Stock Option accompanying this Agreement, pursuant to which Optionee has been informed of the basic terms of the Option evidenced hereby.

O. Involuntary Termination shall mean the termination of Optionee’s Service which occurs by reason of:

(i) such individual’s involuntary dismissal or discharge by the Corporation for reasons other than Misconduct, or

(ii) such individual’s voluntary resignation following (A) a change in his or her position with the Corporation which materially reduces his or her duties and responsibilities or the level of management to which he or she reports, (B) a reduction in his or her level of compensation (including base salary, fringe benefits and target bonuses under any corporate-performance based bonus or incentive programs) by more than fifteen percent (15%) or (C) a relocation of such individual’s place of employment by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected without the individual’s consent.

P. Misconduct shall mean the commission of any act of fraud, embezzlement or dishonesty by Optionee, any unauthorized use or disclosure by Optionee of confidential information or trade secrets of the Corporation (or any Subsidiary), or any other intentional misconduct by Optionee adversely affecting the business or affairs of the Corporation (or any Subsidiary) in a material manner. The foregoing definition shall not be deemed to be inclusive of all the acts or omissions which the Corporation (or any Subsidiary) may consider as grounds for the dismissal or discharge of Optionee or any other individual in the Service of the Corporation (or any Subsidiary).

Q. 1934 Act shall mean the Securities Exchange Act of 1934, as amended.

R. Option shall mean the option to purchase up to the number of Option Shares specified in the Grant Notice which is described in Paragraph 1 of this Agreement.

S. Optionee shall mean the person to whom this Option is granted as specified in the Grant Notice.

T. Option Shares shall mean the number of shares of Common Stock subject to this Option.

U. Option Term shall mean the period of time specified in Paragraph 2 of this Agreement.

V. Plan shall mean the Corporation’s 2001 Equity Compensation Plan, as amended from time to time.

W. Plan Administrator shall mean either the Board or a committee of the Board acting in its capacity as administrator of the Plan.

X. Purchase Agreement shall mean the stock purchase agreement in substantially the form of Exhibit B to the Grant Notice.

Y. Service shall mean the Optionee’s performance of services for the Corporation (or any Subsidiary) in the capacity of an Employee, a non-employee member of the board of directors or an independent consultant.

Z. Stock Exchange shall mean the American Stock Exchange or the New York Stock Exchange.

AA. Subsidiary shall mean any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation, provided each corporation (other than the last corporation) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

BB. Vesting Schedule shall mean the vesting schedule specified in the Grant Notice pursuant to which the Optionee is to vest in the Option Shares in a series of installments over his or her period of Service.